Exhibit 21.1

Principal Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
AgiiPlus Holdings Limited	The British Virgin Islands
Agii Global Asset Management Inc.	Cayman Islands
Agii International Asset Management Inc.	Cayman Islands
AgiiProp Inc.	Cayman Islands
AgiiPlus Group Limited	Hong Kong
AgiiProp Limited	Hong Kong
AgiiProp Investment Management Limited	Hong Kong
AgiiTech Limited	Hong Kong
Distrii Singapore Pte. Ltd	Singapore
Agii Global Asset Management Limited	Hong Kong
Agii International Asset Management Limited	Hong Kong
Shanghai Distrii Technology Development Co., Ltd	The People’s Republic of China
Shanghai Moban Catering Management Co., Ltd	The People’s Republic of China
Shanghai Shuban Technology Co., Ltd	The People’s Republic of China
Suzhou Banban Technology Development Co., Ltd	The People’s Republic of China
Beijing Xinbanban Technology Development Co., Ltd	The People’s Republic of China
Shanghai Quanban Zhizao Property Development Co., Ltd	The People’s Republic of China
Shanghai Zhengji Information Technology Co., Ltd	The People’s Republic of China
Shanghai Tangtangjia Business Consulting Co., Ltd	The People’s Republic of China
Shanghai Huiying Real Estate Agency Co., Ltd	The People’s Republic of China
Shanghai Fuban Enterprise Service Co., Ltd	The People’s Republic of China
Shanghai Sidaile Technology Service Co., Ltd.	The People’s Republic of China
Ningbo Distrii Investment Management Co., Ltd.	The People’s Republic of China
Jiangsu Tangtangjia Enterprise Management Co., Ltd.	The People’s Republic of China
Beijing Tangtangjia Technology Service Co., Ltd.	The People’s Republic of China
Shanghai Tangxun Technology Co., Ltd.	The People’s Republic of China
Shanghai Tangtangjia Enterprise Development Co., Ltd.	The People’s Republic of China
Shanghai Xinjieban Technology Development Co., Ltd.	The People’s Republic of China
Shanghai TangSu Technology Co., Ltd.	The People’s Republic of China
Shanghai TangMan Technology Development Co., Ltd.	The People’s Republic of China
Shanghai Ruiban Technology Co., Ltd.	The People’s Republic of China
Shanghai Xindiban Technology Development Co., Ltd.	The People’s Republic of China
Beijing Shuban Technology Development Co., Ltd	The People’s Republic of China
Beijing Huiban Technology Development Co., Ltd.	The People’s Republic of China
Beijing Zhaoban Technology Development Co., Ltd.	The People’s Republic of China
Beijing Yaban Technology Development Co., Ltd.	The People’s Republic of China
Beijing Yueban Technology Development Co., Ltd.	The People’s Republic of China
Beijing Haiban Technology Development Co., Ltd.	The People’s Republic of China
Shanghai Tangying Internet of Things Technology Co., Ltd.	The People’s Republic of China
Shanghai Xinji Property Development Co., Ltd.	The People’s Republic of China
Shanghai Tangtangjia Zhiban Technology Development Co., Ltd.	The People’s Republic of China
Zheng Xin (Shanghai) Technology Development Co., Ltd.	The People’s Republic of China
Shanghai Quanjiahe Property Development Co., Ltd.	The People’s Republic of China
Beijing Tangtangjia Zhizao Technology Development Co., Ltd.	The People’s Republic of China
Shanghai Tangchuang Technology Service Co., Ltd.	The People’s Republic of China
Shanghai Tangxin Property Development Co., Ltd.	The People’s Republic of China